EXHIBIT 99.2



                     [LOGO OF AMERICAN EXPRESS COMPANY]
                                   1999
                               Second Quarter
                            Earnings Supplement






The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Second Quarter 1999 Earnings Release.


--------------------------------------------------------------------------------
This summary contains certain forward-looking statements, each indicated by an asterisk (*), which are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company's financial and other goals, are set forth on pages 32-34 of the Company's 1998 10-K Annual Report on file with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

                            AMERICAN EXPRESS COMPANY
                               SECOND QUARTER 1999
                                   HIGHLIGHTS

o 2Q `99 diluted EPS growth of 14%, the net revenue increase of 12% (11% on a gross revenue basis), and ROE of 25% met or exceeded our financial targets.

o Solid performance was recorded in a number of key areas. Compared with the second quarter of 1998:
     - Worldwide billed business rose 10% despite the loss of $3.5B of annual charge volume associated with the U.S. government account, which was cancelled effective 11/30/98, continued weakness in certain international economies, and general tightening by corporations of T&E expenditures;
     -    Worldwide lending balances of $19.9B on a managed asset basis were up
          24%;
     - Worldwide cards in force grew 4% (excluding the effect of the cancellation of the U.S. Government account) as 800K cards were added in the U.S. in 2Q `99; and
     -    AEFA assets owned, managed and administered of $232B were 15% higher.

o    A number of new products and services were offered and agreements reached.
     -    International:
          --   The WOWOW Saison American Express Card, a cobranded card with
               Credit Saison and Satellite Broadcasting services in Japan;
          --   Zloty-denominated American Express cards in Poland from
               Millennium BIG Bank SA;
          --   A Banco Popular Platinum American Express Card, the first
               Platinum card in Puerto Rico;
          --   Equitable Card Network, Inc. and American Express'
               peso-denominated credit card in the Philippines;
          --   The American Express Business Card for small and mid-sized enterprises in Belgium from Alpha Card, our joint venture with
               Generale de Banque;
          --   A Platinum card in Thailand;
          --   American Express cards in the Dominican Republic through Banco del Progreso;
          --   The Centurion Card, an exclusive charge card
               positioned above the Platinum Card, in the U.K.;
          --   A new corporate card in Finland; and
          --   The American Express Continente Agil (a major retailer) Network
               Card in Spain.

     -    United States:
          --   A Platinum Delta SkyMiles Credit Card;
          --   The Fidelity American Express Gold Card, marketed to new and existing Fidelity brokerage customers; and
          --   The Corporate Platinum Card for executives at large and mid-sized companies.

     - American Express Bank and Nokia will jointly launch Mobile Banking Services in Indonesia.

     - American Express Bank of Canada introduced an Investment Savings Account to cardmembers.

     - AEFA Japan launched two new proprietary and three non-proprietary fund products.

     - The corporate travel operations and several leisure travel agency locations of Morris Travel, the nation's 25th largest agency, were acquired.

o    Internet business initiatives included:
          -- The announcement by Small Business Services and Netscape of a two-year sponsorship agreement to bring AXP financial services to the 5 million users of the Small Business Channel on Netcenter;
          -- The addition of alliances with leading online corporate purchasing systems, Intelisys, Remedy and TRADEX Technologies, to integrate our purchasing card as a payment solution;
          -- The provision of free shipping and handling to Gold and Platinum Cardmembers using select online merchants, including Eddie Bauer, Gap, FTD and Sharper Image;
          -- The offering to AXP merchants of an affordable way to establish their business online through a free Dell computer with a purchase of a custom CitySearch web site, in a pilot with Ticketmaster Online-CitySearch; and
          -- The licensing of the AXP developed smart card multiple application framework to more than a dozen leading industry players, including IBM, MasterCard, Microsoft and Sun Microsystems. This represents a significant step toward promoting interoperability among a wide range of smart card applications, especially in the T&E industry.

o Continued progress was made in broadening relationships with existing AXP customers as:
     -    Spending and lending balances per cardmember increased;
     - Approximately 30% of new AEFA clients were obtained from the cardmember base; and
     - AEFA manufactured certificates sold by AEB to its international clients continued to grow.


                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1999 OVERVIEW
                                  CONSOLIDATED

(millions, except per share amounts)             Quarter Ended        Percentage
                                                     June 30,          Inc/(Dec)
                                         ----------------------------- ---------
                                               1999          1998
                                               ----          ----
CONSOLIDATED REVENUES:
      Gross .........................        $5,298        $4,761          11%
                                             ======        ======

      Net ...........................        $4,820        $4,286          12%
                                             ======        ======
NET INCOME: .........................        $  646        $  578          12%
                                             ======        ======

EPS:
      Basic ........................         $ 1.44        $ 1.27          13%
                                             ======        ======
      Diluted ......................         $ 1.41        $ 1.24          14%
                                             ======        ======

o CONSOLIDATED REVENUES: Growth reflects the benefits of strong card spending, larger loan balances, higher managed assets, greater insurance premiums and acquisitions.

o CONSOLIDATED EXPENSES: Increased due to greater marketing and promotion costs and higher human resource and operating expenses, partially reflecting acquisitions which increased revenues and expenses but did not have a material impact on earnings.

     - In 2Q `99, the Company capitalized software costs (net of amortization) of $67MM, principally in TRS and AEFA, which would have been expensed under our previous policy. This reduction in cost was offset by higher investment spending and therefore had no effect on net income.

o SHARE REPURCHASES: 2.4MM shares were purchased in 2Q `99; since the inception of repurchase programs in September, 1994, 102.0MM shares have been acquired.

                                                      Millions of Shares
                                               ---------------------------------
--   Average shares:                              2Q `99    1Q `99       2Q `98
                                                  ------    ------       ------
     Basic                                         447.4     447.7        456.3
                                                   =====     =====        =====
     Diluted                                       457.1     456.2        465.3
                                                   =====     =====        =====

--   Actual shares:

     Shares outstanding - beginning of period      450.0     450.5        461.9
     Repurchase of common shares                   (2.4)      (2.6)        (6.4)
     Rockford acquisition                           --         0.5           --
     Employee benefit plans, compensation
      and other                                      1.4       1.6          1.3
     Shares outstanding - end of period            449.0     450.0        456.8
                                                   =====     =====        =====


                            CORPORATE AND OTHER

o The 2Q `99 net expense was $45MM compared with $41MM in 2Q `98 and $43MM in 1Q `99.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1999 OVERVIEW
                             TRAVEL RELATED SERVICES

(preliminary)                  Statement of Income
                        (unaudited, managed asset basis)

                                                                  Quarter Ended    Percentage
(millions)                                                           June 30,       Inc/(Dec)
                                                              -------------------- ----------
                                                                   1999     1998
                                                                   ----     ----
Net revenues:
   Discount revenue                                              $1,662   $1,525        9%
   Net card fees                                                    393      393       --
   Travel commissions and fees                                      469      403       16
   Other revenues                                                   669      536       25
   Lending:
     Finance charge revenue                                         684      595       15
     Interest expense                                               208      197        5
                                                                 ------   ------
       Net finance charge revenue                                   476      398       19
                                                                 ------   ------
     Total net revenues                                           3,669    3,255       13
                                                                 ------   ------
Expenses:
   Marketing and promotion                                          267      239       12
   Provision for losses and claims:
     Charge card                                                    288      307       (6)
     Lending                                                        260      251        4
     Other                                                           14       11       17
                                                                 ------   ------
       Total                                                        562      569       (1)
                                                                 ------   ------
   Charge card interest expense                                     257      259       (1)
   Human resources                                                  968      843       15
   Other operating expenses                                         987      799       24
                                                                 ------   ------
     Total expenses                                               3,041    2,709       12
                                                                 ------   ------
Pretax income                                                       628      546       15
Income tax provision                                                217      186       17
                                                                 ------   ------
Net income                                                       $  411   $  360       14
                                                                 ======   ======

Note: Unless indicated otherwise the following discussion addresses trends within the above "managed asset basis" Statement of Income versus the "GAAP" Statement of Income also included in the Company's Earnings Release.

o Revenues benefited from higher worldwide billed business, growth in cardmember loans outstanding and acquisitions within our Travel, Tax and Business Services and ATM businesses.

o The higher expenses reflect increased human resource and operating costs, primarily due to acquisitions, and larger marketing and promotion expenditures. Overall expense growth was mitigated by slightly lower provisions for credit losses and interest costs.

o Under Statement of Financial Accounting Standards No. 125 (SFAS 125), which prescribes the accounting for securitizations, TRS recognized pre-tax gains of $99MM ($64MM after-tax) in 2Q `99 and $36MM ($23MM after-tax) in 2Q `98 related to the securitization of $2.5B and $1B of U.S. Lending receivables, respectively. These gains, as well as the previously discussed software capitalization benefits, were invested in Marketing and Promotion related to card acquisition and, in 1999, internet activities and other business building initiatives and, therefore, had no material impact on net income or total expense in either period.

     For purposes of the above "managed asset basis" Statement of Income, which presents TRS' results as if there had been no securitizations, such gains (reported as a $62MM and $28MM reduction in the Lending Provision for Losses in 2Q `99 and 2Q `98, respectively, an increase in Other Revenue and, in 2Q `99, an increase in Lending Interest Expense) and corresponding increases in Marketing and Promotion and Other Operating Expenses have been eliminated.

o    The pre-tax margin was 17.1% in 2Q `99 versus 16.8% last year.

o The effective tax rate was 35% in 2Q `99 compared with 34% in 2Q `98 and 35% in 1Q `99.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1999 OVERVIEW
                        TRAVEL RELATED SERVICES (Cont'd)

o DISCOUNT REVENUE: Stronger billed business and a slightly higher discount rate yielded a 9% increase in discount revenue.

     - The average discount rate of 2.73% in 2Q `99 was up 1BP from 2.72% in 2Q '98 and flat versus 1Q `99.

          -- Merchant pressure on discount rates is always present, but we believe the AXP value proposition is strong. However, changes in the mix of business (e.g., growing acceptance at supermarkets, discounters and colleges), the continued shift to electronic data capture, volume related pricing discounts, and selective repricing initiatives will probably result in some rate erosion over time.*

                                                    Quarter Ended     Percentage
                                                       June 30,        Inc/(Dec)
                                                   ---------------    ----------
                                                   1999      1998
                                                   ----      ----
Card billed business (billions):
   United States                                 $ 46.0    $ 41.4           11%
   Outside the United States                       16.4      15.4            7
                                                   ----      ----
   Total                                         $ 62.4    $ 56.8           10
                                                   ====      ====

Cards in force (millions):
   United States                                   28.7      29.6           (3)%
   Outside the United States                       15.2      14.2            7
                                                   ----      ----
   Total                                           43.9      43.8           --
                                                   ====      ====
Basic cards in force (millions):
   United States                                   22.5      23.3           (4)%
   Outside the United States                       11.7      11.0            6
                                                   ----      ----
   Total                                           34.2      34.3           --
                                                   ====      ====

Spending per basic card in force (dollars) (a):
   United States                                 $2,081    $1,778           17%
   Outside the United States                     $1,587    $1,567            1
   Total                                         $1,933    $1,717           13

  (a)  Proprietary card activity only.

- Billed Business: Higher spending per basic cardmember worldwide (due in part to increased merchant coverage and the benefits of rewards programs) more than offset the effect of the loss of $3.5B of annual charge volume associated with the U.S. government account, cancelled effective 11/30/98, and resulted in a 10% increase in billed business. Overall, corporate spending in the U.S. and Europe continued to be tempered by tighter policies regarding T&E expenditures.
     -- U.S. spending per basic card in force increased 17% reflecting strong growth in the consumer and small business areas and the U.S. government account cancellation.
     -- U.S. billed business grew 14% and spending per basic card in force was up 12% excluding the U.S. government account.
     --   Excluding foreign exchange translation:
          - Total billed business outside the U.S. rose approximately 8% on double digit growth in Canada and the Asia/Pacific region; volumes in Latin America declined. As in the U.S., fairly robust consumer-related activities in Europe were moderated by tighter corporate policies regarding T&E expenditures.
          - Spending per proprietary basic card in force outside the U.S. rose slightly reflecting recent card launches and economic weakness in a number of markets.
     --   Network partnership volumes sustained their strong growth trend.
     -- Retail and "everyday spend" categories continue to contribute strongly to worldwide business growth. -- The average airline charge was flat; transaction volume decreased modestly.
- CARDS IN FORCE worldwide rose slightly versus last year despite the cancellation of 1.6MM U.S. government cards, effective 11/30/98, as strong growth outside the U.S. continued and 800K cards were added in the U.S. since 3/99.
     -- Excluding the U.S. government account, cards in force rose 4% worldwide and 2% in the U.S.
     -- The improvement in U.S. card acquisitions during the quarter reflects more proactive consumer charge card, consumer lending and small business services activities. This is consistent with a strategy shift in recent months geared towards reenergizing our acquisition programs while maintaining the focus over the past few years on expanding existing relationships.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1999 OVERVIEW
                        TRAVEL RELATED SERVICES (Cont'd)



o NET CARD FEES: Were flat versus last year as the cards in force mix evolved. The average fee per card in force of $38 in 2Q `99 was flat with 2Q `98 and compared with $40 in 1Q `99.

o TRAVEL COMMISSIONS AND FEES: Were up 16% on 22% growth in travel sales driven by recent acquisitions. The declining revenue earned per dollar of sales (7.8% in 2Q `99 versus 8.2% in 2Q `98) reflects continued efforts by airlines to reduce distribution costs and by corporate clients to contain travel and entertainment expenses.

o OTHER REVENUES: Increased 25% principally due to the Tax and Business Services and ATM acquisitions and higher lending fees.

o NET FINANCE CHARGE REVENUE: Rose 19% on 24% growth in worldwide lending balances and lower net interest yields.

     - The yield on the U.S. portfolio declined to 9.3% in 2Q `99 versus 9.5% in 2Q `98 and 9.4% in 1Q `99 as a higher proportion of the portfolio was on introductory-rates.

     - The variance in the gross revenue and interest expense growth rates of 15% and 5%, respectively, reflects the relative effect of three 25BP interest rate cuts in 1998.

o MARKETING AND PROMOTION EXPENSES: Increased by 18% on a GAAP basis on expanded card acquisition and media advertising activities. On a "Managed Asset" Statement of Income basis, marketing and promotion expenses were 12% higher reflecting the elimination of expenses corresponding to the SFAS 125 gain.

o CHARGE CARD INTEREST EXPENSE: Declined 1% as higher billed business volumes versus last year were more than offset by a lower worldwide cost of funds.

o HUMAN RESOURCE EXPENSES: Increased 15% versus last year as a result of a higher average number of employees, merit increases and greater contract programmer costs for technology related projects.

     - The employee count at 6/99 of 71,500 was up approximately 9,300 versus last year and 750 versus 1Q `99 primarily due to the effect of travel and TBS acquisitions, increased global technology business demands and greater business volumes.

o OTHER OPERATING EXPENSES: Rose 29% on a GAAP basis on higher costs related to business growth, cardmember loyalty programs, acquisitions, professional fees for the outsourcing of certain collection activities and various business building initiatives, including the internet. On a "Managed Asset" Statement of Income basis, other operating expenses were 24% higher reflecting the elimination of expenses corresponding to the SFAS 125 gain.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1999 OVERVIEW
                        TRAVEL RELATED SERVICES (Cont'd)

o    CREDIT QUALITY:

     -    Charge card and lending credit indicators improved in the quarter.

     - The provision for losses for charge card products was 6% below last year as a lower loss rate, which is at a historical low, more than offset higher volumes.

     - The lending provision for losses rose 4% versus 2Q `98 on 24% growth in outstanding loans which was partially offset by improved credit quality.

     - Reserve coverage ratios at more than 100% of past due balances were strong both absolutely and compared with key industry competitors.

     -    WORLDWIDE CHARGE CARD:

          --   Write-off and past due rates improved versus 1Q `99 and 2Q `98.

                                                                             6/99       3/99           6/98
                                                                         --------   --------       --------
               Loss ratio, net of recoveries                                0.39%      0.43%          0.46%
               90 days past due as a % of receivables                        2.6%       3.0%           3.1%

          --   Reserve coverage of past due accounts remained strong.

                                                                             6/99      3/99           6/98
                                                                          -------   -------         ------
               Reserves (MM)                                                $932       $876         $1,015
               % of receivables                                              3.8%       3.7%           4.3%
               % of past due accounts                                        148%       126%           142%

     -    U.S. LENDING:

          --   The write-off and past due rates improved.
                                                                             6/99       3/99          6/98
                                                                          -------   --------       -------
               Write-off rate, net of recoveries                             5.3%       5.9%           6.6%
               30 days past due as a % of loans                              2.7%       3.1%           3.4%

          -- Cardmember lending reserve coverage of past due accounts increased somewhat.

                                                                             6/99       3/99          6/98
                                                                          -------   --------       -------
               Reserves (MM)                                                $602       $623           $577
               % of total loans                                              3.3%       3.7%           3.9%
               % of past due accounts                                        124%       121%           115%



                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1999 OVERVIEW
                       AMERICAN EXPRESS FINANCIAL ADVISORS

(preliminary)                Statement of Income
                                 (unaudited)

(millions)                                                   Quarter Ended   Percentage
                                                                June 30,      Inc/(Dec)
                                                           ----------------  ----------
                                                              1999    1998
                                                              ----    ----
Revenues:
  Investment income                                         $  615   $  603     2%
  Management and distribution fees                             553      482    15
  Other revenues                                               226      197    15
                                                            ------   ------
    Total revenues                                           1,394    1,282     9
  Provision for losses and benefits:
    Annuities                                                  273      292    (7)
    Insurance                                                  132      125     6
    Investment certificates                                     73       58    24
                                                            ------   ------
      Total                                                    478      475     1
                                                            ------   ------
    Total net revenues                                         916      807    14
                                                            ------   ------
Expenses:
  Human resources                                              430      388    11
  Other operating expenses                                     133      110    21
                                                            ------   ------
    Total expenses                                             563      498    13
                                                            ------   ------
Pretax income                                                  353      309    14
Income tax provision                                           111       97    14
                                                            ------   ------
Net income                                                  $  242   $  212    14
                                                            ======   ======

o    Net revenue growth of 14% resulted from:

     -    Increased management fees from larger managed asset levels;
     - Greater distribution fees from mutual fund sales, asset levels and organic growth at Securities America;
     - Higher Other Revenues related to insurance premiums and financial planning fees; and
     -    Improved spreads on annuity, insurance and certificate products.

o Margins improved despite higher investment spending on items such as: (i) the development of the future advisor platform infrastructure, (ii) the evolution of our online transaction and third party distribution capabilities, (iii) new product development, and (iv) initiatives in Japan.

o    Securities America, acquired 3/98, is included in both periods.

o    The effective tax rate was 31%, even with last quarter and last year.

o    ASSETS OWNED, MANAGED AND ADMINISTERED:

                                                                           Percentage
     (billions)                                         June 30,            Inc/(Dec)
                                                    ---------------        ----------
                                                      1999     1998
                                                    ------   ------
     Assets owned (excluding separate accounts)     $ 37.8   $ 37.2              2%
     Separate account assets                          30.1     26.6             13
     Assets managed                                  146.2    127.0             15
     Assets administered                              18.3     11.2             63
                                                    ------   ------
                    Total                           $232.4   $202.0             15
                                                    ======   ======

o    INVESTMENT INCOME:

     - Gross investment income increased 2% as a lower average yield on invested assets was offset by a benefit from the value of options hedging outstanding stock market certificates.

     - Average invested assets of $31.4B were up 2% versus $30.9B in 2Q `98.

     - The average yield was 7.5% versus 7.7% in 2Q `98.

     - Insurance, annuity and certificate spreads were up versus last year and last quarter.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1999 OVERVIEW
                  AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

o    ASSET QUALITY remains strong.

     - Non-performing assets relative to invested assets were only 0.04% and were 400% covered by reserves.
     - The SFAS 115 related mark-to-market depreciation on the portfolio (reported in assets pre-tax) was ($217MM) at 6/99 versus appreciation of $534MM at 6/98 and $178MM at 3/99.
     - Unrealized appreciation on securities held to maturity was $167MM compared with $670MM at 6/98 and $448MM at 3/99.

o MANAGEMENT AND DISTRIBUTION FEES: The increase of 15% was due to higher average assets under management, distribution fees from greater mutual fund sales and asset levels, larger fees received from Securities America and higher brokerage fees from substantially increased retail trading activities.

     -  ASSETS MANAGED:
                                                                     Percentage
       (billions)                                  June 30,           Inc/(Dec)
                                                --------------       -----------
                                                 1999    1998
                                                -----    ----
       Assets managed for individuals          $ 96.3    $83.0             16%
       Assets managed for institutions           49.9     44.0             13
       Separate account assets                   30.1     26.6             13
                                                -----   ------
               Total                           $176.3   $153.6             15
                                               ======   ======

       -- The growth in managed assets since 2Q `98 resulted from $14.9B of market appreciation and $7.8B of net new money.

            - During 2Q `99, market appreciation was $6.6B, and $3.4B of net new managed assets were added.

o    PRODUCT SALES:

     -    Total advisor cash sales from all products were strong, up 18% over 2Q
          `98.
     - Mutual fund sales increased 13%, with double digit growth in equity and money market fund sales, and single digit growth in bond funds. All load categories (front-, rear- and no-load) showed improvement while no-load funds were particularly strong.
          -- Redemption rates continued to be approximately 50% of the industry level.
     - Annuity sales were up 7%, as fixed annuity sales were strong and variable annuity sales rose modestly, reversing a trend of declines over many recent quarters.
     -    Sales of insurance products increased 6%.
     - Certificate sales more than doubled from last year reflecting the rapid growth of certificates sold to clients outside the U.S. through a joint venture between AEFA and AEB.
     - Product sales generated through plans were 65% of total sales in 2Q `99 and 2Q `98.

o OTHER REVENUES: Were up 15% as a result of higher life and property-casualty insurance premiums and greater financial planning fees.

     -    Financial Planning fees of $22.8MM rose 9% versus 2Q `98.

o PROVISIONS FOR LOSSES AND BENEFITS: Lower annuity product provisions resulted from both a smaller fixed annuity inforce level and a reduced accrual rate. Insurance provisions rose reflecting a larger inforce level and higher claims in the life insurance business lines. Certificate provisions increased from a greater effect versus last year from appreciation in the S&P 500 and a higher inforce level, partially offset by a lower accrual rate.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1999 OVERVIEW
                  AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)


o HUMAN RESOURCES: Expenses were up 11% because of larger field force compensation-related expenses due to growth in sales and asset levels, as well as higher home office expenses reflecting growth in the client services organization and contract programmer costs for technology-related initiatives.

     - Beginning in the first quarter of 1999, we have reported contract programmer costs, which AEFA traditionally included in "Other Operating Expenses", in "Human Resources Expense" for consistency with our other business unit reporting. Prior year amounts have been reclassified to reflect this change.


     - BRANDED ADVISOR FORCE: 9,347 at 6/99; +593 advisors, or 7%, versus 6/98 and up 127 advisors versus 3/99.

          -- We continue to be optimistic about advisors in the pipeline as applicant activity remained strong.*

          --   The veteran advisor retention rates remain at record levels.

          --   Advisor productivity improved.

          -- The number of clients and accounts per client were up 5% and 2%, respectively, versus 2Q `98. Client retention continued in excess of 95%.


     - TOTAL ADVISOR FORCE: 10,489 at 6/99; +620 advisors, or 6%, versus 6/98 and up 117 advisors versus 3/99.

o OTHER OPERATING EXPENSES: The 21% increase reflects costs related to higher business volumes, the development of the new advisor platforms, new product development, the evolution of our online transaction and third party distribution capabilities, initiatives in Japan, and greater rent and equipment support costs for new advisors.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1999 OVERVIEW
                     AMERICAN EXPRESS BANK/TRAVELERS CHEQUE

(preliminary)                 Statement of Income
                                 (unaudited)

(millions)                                    Quarter Ended     Percentage
                                                June 30,         Inc/(Dec)
                                           ------------------   ----------
                                              1999      1998
                                             -----     -----
Net revenues:
  Interest income                            $ 183     $ 218        (16)%
  Interest expense                             108       147        (26)
                                             -----     -----
      Net interest income                       75        71          5
  TC investment income                          86        80          7
  Foreign exchange income                       14        35        (59)
  Commissions, fees and other revenues          84        65         29
                                             -----     -----
     Total net revenues                        259       251          3
                                             -----     -----
Expenses:
  Human resources                               85        79          7
  Other operating expenses                     150       136         10
  Provision for losses                          18        13         39
                                             -----     -----
     Total expenses                            253       228         11
                                             -----     -----
Pretax income                                    6        23        (74)
Income tax benefit                             (32)      (24)        36
                                             -----     -----
Net income                                     $38       $47        (18)
                                             =====     =====

o Revenues rose 3% as higher commissions, fees and other revenues and investment income were partially offset by lower foreign exchange income. AEB's two individual oriented businesses, Private Banking and Personal Financial Services ("PFS"), continued to grow in the quarter as related assets managed, deposits and loans all increased.

     - Net interest income at AEB was up 5% versus last year as the effects of a lower loan portfolio were offset by the effect of last year's reversal of accrued interest on newly non-performing loans in Indonesia.

     - TC investment income increased 7% as a result of a slightly higher investment pool, lower yields and benefits related to the valuation of low income housing investments.

     - Foreign exchange income declined substantially as more stable currency markets significantly reduced spreads, particularly in the Far East.

     - Commissions, fees and other revenues increased reflecting higher Private Banking and Correspondent Banking fees and losses last year within Indonesian security positions.

o Human resources expense rose 7% and other operating expenses increased 10% from costs related to business building initiatives within Private Banking, consumer banking and travelers cheque, as well as costs incurred as AEB rationalizes certain country activities.

o    AEB remained "well capitalized".

                                     6/99     3/99     6/98     Well-Capitalized
                                     ----     ----     ----     ----------------
     Tier 1                           9.8%     9.8%     9.2%           6.0%
     Total                           12.1%    12.1%    12.2%          10.0%
     Leverage Ratio                   5.7%     5.4%     5.6%           5.0%

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1999 OVERVIEW
                 AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (Cont'd)

o    EXPOSURES

     - AEB's loans outstanding declined to $5.2B at 6/99 versus $5.3B at 3/99 and $6.1B at 6/98. The reduction since 6/98 resulted from a $1.1B decrease in corporate and correspondent bank loans and a $260MM increase in consumer and private banking loans. Since 3/99, corporate and correspondent bank loans were $100MM lower and consumer and private banking loans were up $70MM after the securitization of approximately $100MM of loans during the quarter.

     - In addition to the loan portfolio, there are other banking activities, such as forward contracts, various contingencies and market placements, which added approximately $7.6B to the credit exposures at 6/99, compared with $7.5B at 3/99 and $7.2B at 6/98.

                                                              6/30/99
                                    --------------------------------------------
                                                              Net
                                                          Guarantees                            3/31/99
                                               FX and         and                   Total       Total
Country                             Loans    Derivatives  Contingents  Other(1)  Exposure(2)   Exposure(2)
-------                             -----    -----------  -----------  -------   ----------    -----------

Hong Kong                           $0.6           --        $0.2       $0.1       $ 0.9         $1.0
Indonesia                            0.2           --          --        0.2         0.4          0.4
Singapore                            0.4           --         0.1        0.1         0.5          0.5
Korea                                0.1           --         0.1        0.2         0.4          0.4
Taiwan                               0.3           --         0.1        0.1         0.5          0.6
China                                 --           --          --         --          --           --
Japan                                 --           --          --         --         0.1          0.1
Thailand                              --           --          --         --          --           --
Other                                 --           --          --        0.1         0.2          0.1
  Total Asia/Pacific Region (2)      1.8         $0.1         0.5        0.8         3.2          3.1
                                    ----         ----        ----       ----        ----          ---

Chile                                0.3           --          --        0.1         0.4          0.4
Brazil                               0.3           --          --        0.1         0.3          0.4
Mexico                               0.1           --          --         --         0.1          0.1
Peru                                 0.1           --          --         --         0.1          0.1
Argentina                            0.1           --          --         --         0.1          0.1
Other                                0.2           --         0.1        0.1         0.4          0.4
                                    ----         ----        ----       ----        ----         ----
  Total Latin America (2)            1.0           --         0.1        0.2         1.3          1.4
                                    ----         ----         ---       ----        ----         ----

India                                0.3           --         0.1        0.4         0.8          0.8
Pakistan                             0.1           --          --        0.1         0.2          0.2
Other                                0.1           --         0.1        0.1         0.2          0.2
                                    ----         ----        ----       ----        ----        -----
  Total Sub Continent (2)            0.5           --        0.2         0.5         1.2          1.2
                                    ----         ----        ----       ----        ----        -----

Egypt                                0.4           --          --        0.2         0.7          0.6
Other                                0.2           --         0.1        0.3         0.3          0.3
                                    ----         ----        ----       ----        ----         ----
  Total Middle East and Africa (2)   0.5           --         0.1        0.3         0.9          0.9
                                    ----         ----        ----       ----        ----         ----

  Total Europe (2) (3)               1.3          0.1         0.7        2.2         4.3          4.3

  Total North America (2)            0.2           --         0.1        1.4         1.8          1.8
                                    ----         ----        ----       ----        ----         ----

Total Worldwide (2)                 $5.2         $0.2        $1.8       $5.5       $12.8        $12.8
                                    ====         ====        ====       ====        ====         ====

     (1)  Includes cash, placements and securities.

     (2)  Individual items may not add to totals due to rounding.

     (3)  Includes $12MM of exposure to Russia at 6/99 versus $20MM at 3/99.

          Note: Includes cross-border and local exposure and does not net local funding or liabilities against any local exposure.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 1999 OVERVIEW
                 AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (Cont'd)


o Total non-performing loans for AEB at $210MM were basically flat with $205MM at 6/98 and $209MM at 3/99.

o Other non-performing assets at AEB of $55MM at 6/99, primarily foreign exchange and derivatives contracts, decreased from $73MM at 6/98 and $64MM at 3/99. The decline versus last year reflects write-offs primarily in Indonesia, as anticipated within the 1Q `98 provision.

o AEB's total reserves at 6/99 were $249MM compared with $350MM at 6/98 and $261MM at 3/99 and are allocated as follows:

(millions)                                         6/99     3/99     6/98
                                                   ----     ----     ----
Loans                                              $216     $218     $265
Other Assets, primarily derivatives                  32       41       84
Other Liabilities                                     1        2        1
                                                   ----     ----     ----
     Total                                         $249     $261     $350
                                                   ====     ====     ====

     - The decline versus 3/99 and 6/98 primarily reflects write-offs in Indonesia.

o Management formally reviews the loan portfolio and evaluates credit risk throughout the year. This evaluation takes into consideration the financial condition of the borrowers, fair market value of collateral, status of delinquencies, historical loss experience, industry trends, and the impact of current economic conditions. As of June 30, 1999 management believes the loss reserve is appropriate.






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